UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K
CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported): April 3, 2026

KIORA PHARMACEUTICALS, INC.
(Exact name of registrant as specified in its charter)
Delaware
(State or other jurisdiction of incorporation)

001-36672	98-0443284
(Commission File Number)	(IRS Employer Identification No.)

169 Saxony Rd.
Suite 212
Encinitas, CA 92024
(858) 224-9600
(Registrant’s telephone number, including area code)
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class:	Trading Symbol(s)	Name of each exchange on which registered:
Common Stock, $0.01 par value	KPRX	NASDAQ
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.    Entry Into a Material Definitive Agreement.

Private Placement

On April 3, 2026, Kiora Pharmaceuticals, Inc. (the “Company”) entered into a securities purchase agreement (the “Securities Purchase Agreement”) with certain institutional investors (the “Purchasers”), pursuant to which the Company agreed to issue and sell to the Purchasers, and the Purchasers agreed to purchase from the Company (i) 438,471 shares (the “Private Placement Shares”) of the Company’s Common Stock, par value $0.01 per share (“Common Stock”), (ii) pre-funded Common Stock purchase warrants (the “Pre-Funded Warrants”) to purchase an aggregate of up to 1,527,711 shares of Common Stock at an exercise price of $0.0001 per share, (iii) Tranche A-1 Common Stock purchase warrants to purchase up to 7,864,727 shares of Common Stock at an exercise price of $1.94 per share (“the Tranche A-1 Warrants”), and (iv) Tranche A-2 Common Stock purchase warrants to purchase up to 1,966,182 shares of Common Stock at an exercise price of $1.94 per share (the “Tranche A-2 Warrants”). The combined purchase price for each Private Placement Share, together with the accompanying four Tranche A-1 Warrants and one Tranche A-2 Warrant, will be $2.5430 and the combined purchase price for each Pre-Funded Warrant, together with the accompanying four Tranche A-1 Warrants and one Tranche A-2 Warrant, will be $2.5429, which price represents the “Minimum Price” in accordance with Nasdaq Listing Rule 5635(d), for expected aggregate gross proceeds at closing of approximately $5.0 million and potential future warrant exercise gross proceeds of approximately $19.0 million. The private placement (the “Private Placement”) closed on April 6, 2026.

The Tranche A-1 Warrants will be exercisable immediately and will terminate upon the earlier of (i) the nine month anniversary of issuance and (ii) 30 days after the Company announces the consummation of a transaction that results in a material expansion of the potential commercial opportunity of the Company’s therapeutic assets. The Tranche A-2 Warrants will be exercisable upon issuance and will terminate upon the earlier of (i) the four year anniversary of issuance and (ii) 30 days after the Company provides notice of the completion of enrollment in a Phase 3 clinical trial for any Company asset. To the extent that the exercise of a Tranche A-1 Warrant or Tranche A-2 Warrant would result in the holder beneficially owning greater than 4.99% (or, at the election of the holder, greater than 9.99%) of the Company’s outstanding common stock immediately following such exercise, the holder will instead receive pre-funded warrants in substantially the same form as the Pre-Funded Warrants issued at closing.

The Pre-Funded Warrants will be exercisable form the date of issuance until exercised in full, and may not be exercised to the extent that immediately following such exercise, the holder would beneficially own greater than 4.99% (or, at the election of the holder, greater than 9.99%) of the Company’s outstanding common stock.

As a condition to closing for the Private Placement, the Company will enter into a Registration Rights Agreement (the “Registration Rights Agreement”) with the Purchasers, pursuant to which the Company will agree to file a registration statement registering the resale of the Private Placement Shares and the shares of Common Stock issuable upon exercise of the Tranche A-1 Warrants, the Tranche A-2 Warrants and the Pre-Funded Warrants within 45 days following the date of the Securities Purchase Agreement. If a resale registration statement covering the shares of Common Stock underlying the Tranche A-1 Warrants and the Tranche A-2 Warrants is not effective and available at the time of exercise, the Tranche A-1 Warrants and the Tranche A-2 Warrants may be exercised by means of a “cashless” exercise formula. The Pre-Funded Warrants may be exercised by means of a “cashless” exercise formula at any time while outstanding. The warrants do not contain any Black Scholes cash payment obligations, any “price protection” anti-dilution protection or any “price reset” provisions pursuant to which the exercise price of the warrants is subject to adjustment or reset at a future date or upon the occurrence of specified or contingent events directly or indirectly related to the business of the Company or the market prices for the Common Stock, or upon any future issuance or sale by the Company of shares of its capital stock or securities exercisable or exchangeable for or convertible into shares of the Company’s capital stock at exercise or conversion prices below the exercise price of the warrants, other than standard pro rata adjustments for any reorganization, recapitalization, non-cash dividend, stock split, reverse stock split or other similar transaction that would impact the Company’s Common Stock generally.

The foregoing descriptions of the Pre-Funded Warrants, the Tranche A-1 Warrants, the Tranche A-2 Warrants, the Securities Purchase Agreement, and the Registration Rights Agreement are qualified in their entirety by reference to the full text of such documents, copies of which are attached hereto as Exhibits 4.1, 4.2, 4.3, 10.1 and 10.2, respectively, and each of which is incorporated herein in its entirety by reference. The representations, warranties and covenants contained in such agreements were made only for purposes of such agreements and as of specific dates, were solely for the benefit of the parties to such agreements and may be subject to limitations agreed upon by the contracting parties.

Item 3.02. Unregistered Sales of Securities.

The information set forth in Item 1.01 of this Current Report on Form 8-K regarding the Private Placement is incorporated herein by reference into this Item 3.02.

The Private Placement Shares, the Tranche A-1 Warrants, the Tranche A-2 Warrants, the Pre-Funded Warrants, and the shares of common stock underlying the Tranche A-1 Warrants, the Tranche A-2 Warrants and the Pre-Funded Warrants (collectively, the “Securities”) were, and will be, offered and sold in transactions exempt from registration under the Securities Act in reliance on Section 4(a)(2) thereof and Rule 506(b) of Regulation D thereunder. Each Purchaser is an “accredited investor,” as defined in Regulation D, and is acquiring the Securities for investment only and not with a view towards, or for resale in connection with, the public sale or distribution thereof. Accordingly, the Securities will not initially be registered under the Securities Act and the Securities may not be offered or sold in the United States absent registration or an exemption from registration under the Securities Act and any applicable state securities laws.

Neither this Current Report on Form 8-K nor the exhibits attached hereto is an offer to sell or the solicitation of an offer to buy shares of common stock, notes, or any other securities of the Company.

Item 7.01 Regulation FD Disclosure.

On April 7, 2026, the Company issued a press release announcing the signing of Securities Purchase Agreements with the Purchasers. A copy of the press release is furnished as Exhibit 99.1, and is incorporated herein by reference.

The information furnished under this Item 7.01, including Exhibit 99.1, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, and shall not be deemed incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Item 9.01.    Financial Statements and Exhibits.
(d) Exhibits.

Exhibit Number	Title

4.1	Form of Pre-Funded Warrant

4.2	Form of Tranche A-1 Warrant

4.3	Form of Tranche A-2 Warrant

10.1*	Form of Securities Purchase Agreement, dated as of April 3, 2026, by and between Kiora Pharmaceuticals, Inc. and the purchasers named therein

10.2*	Form of Registration Rights Agreement

99.1	Press Release of Kiora Pharmaceuticals, Inc., dated as of April 7, 2026

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

*Schedules and exhibits have been omitted from this exhibit pursuant to Item 601(a)(5) of Regulation S-K. The registrant hereby undertakes to furnish copies of any of the omitted schedules and exhibits upon request by the U.S. Securities and Exchange Commission.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

KIORA PHARMACEUTICALS, INC.

By:	/s/ Melissa Tosca
Melissa Tosca
Chief Financial Officer
(Principal financial and accounting officer)

Date: April 7, 2026